UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2024

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	000-22490	62-1120025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1915 Snapps Ferry Road, Building N
Greeneville, Tennessee 37745
(423) 636-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FWRD	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On February 1, 2024, the Board of Directors (the “Board”) of Forward Air Corporation (the “Company” or “Forward Air”) voted to increase the size of the Board from 15 to 16 members pursuant to the bylaws of the Company and appointed W. Gil West to the Board to fill the newly authorized Board position.  On February 5, 2024, the Board appointed Christopher Schmachtenberger to the Board, following his designation by EVE Omni Investor, LLC (“EVE”) pursuant to the Shareholders Agreement, dated January 25, 2024, among the Company, EVE and certain EVE related parties (the “EVE Shareholders Agreement”), to fill an existing vacancy on the Board.

Each of Mr. West and Mr. Schmachtenberger will serve until the next annual meeting of the Company’s shareholders.  The compensation of Mr. West and Mr. Schmachtenberger for their service as non-employee directors will be substantially consistent with that of the Company’s other non-employee directors, as described in the Company’s proxy statement for its 2023 annual meeting of shareholders.

In connection with the Company’s previously disclosed acquisition of Omni Logistics, LLC, the Board on February 5, 2024, established an Integration Committee of the Board of Directors and appointed Mr. West as Chairman of the Integration Committee.  At the time of this Current Report on Form 8-K, the Board has not determined the committee(s) to which Mr. Schmachtenberger will be named or additional committees to which Mr. West will be named.  The Company will file an amendment to this Current Report on Form 8-K naming those committees once they are determined.

There are no arrangements or understandings between each of Mr. West or Mr. Schmachtenberger and any other persons pursuant to which he was selected as a director, other than, in the case of Mr. Schmachtenberger, the EVE Shareholders Agreement, and Mr. West and Mr. Schmachtenberger each has no direct or indirect material interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Departure of Chairman, President and Chief Executive Officer and Appointment of Interim Chief Executive Officer; Appointment of President

On February 6, 2024, Thomas Schmitt ceased serving as Chairman, President and Chief Executive Officer of the Company and as a member of the Board, with his last day of employment being February 9, 2024.  This event was a termination without cause, which meets the definition of an “Involuntary Termination” under the Company’s Executive Severance and Change in Control Plan (the “Severance Plan”), in which Mr. Schmitt is a participant.  Under the Severance Plan and subject to Mr. Schmitt’s execution and nonrevocation of a general release of claims, Mr. Schmitt is eligible to receive certain payments including a Severance Payment and Healthcare Assistance Payment (in each case, as defined in the Severance Plan) and up to $20,000 in outplacement services.  The restrictive covenants agreement entered into between Mr. Schmitt and the Company on May 27, 2022 (the “Restrictive Covenants Agreement”) includes a perpetual obligation to keep confidential information and trade secrets, provisions covering obligations with respect to non-competition, non-solicitation of employees and customers and non-disparagement, each of which apply to Mr. Schmitt for 24 months following his separation.

On February 6, 2024, Michael L. Hance, Chief Legal Officer and Secretary of the Company, was appointed to the role of Interim Chief Executive Officer in addition to his current position as Chief Legal Officer and Secretary and Chris C. Ruble, Chief Operating Officer of the Company, was appointed to the role of President in addition to his current position as Chief Operating Officer.

On February 6, 2024, the Board appointed George S. Mayes, Director of the Company, to the position of independent Chairman of the Board.

On February 6, 2024, the Board has formed a Search Committee to identify a permanent Chief Executive Officer and appointed Mr. Mayes, R. Craig Carlock, Laurie A. Tucker, and Michael Hodge to the committee.

Michael L. Hance serves as the Chief Legal Officer and Secretary of the Company. Mr. Hance is a member of the Company’s Executive Leadership Team and is responsible for overseeing all aspects of Forward Air’s legal affairs.  Mr. Hance joined Forward Air in 2006 as Staff Counsel and became the Company’s Senior Vice President and General Counsel in 2008 and the Company’s Chief Legal Officer in 2014. While serving as General Counsel, he also led the Company’s Human Resources department from 2010 to 2014.  Mr. Hance holds a Juris Doctor degree from Emory University School of Law, a Master of Divinity Degree from Emory University’s Candler School of Theology, and a B.A. in Political Science and Religion from Carson-Newman College.  Before joining Forward Air, Mr. Hance practiced law with the law firms of Baker, Donelson, Bearman, Caldwell and Berkowitz, P.C. and with Bass, Berry & Sims, PLC.

Chris C. Ruble has served as Chief Operating Officer of the Company since 2018. He started his career at the Company as a terminal manager in Atlanta in 1996 and later that year became Regional Vice President of the West Region, leading the expansion of the Company’s presence on the West Coast. In 2001, he was promoted to SVP-Operations, responsible for all field operations of the Company. Mr. Ruble became Executive Vice-President of the Company in 2007, and became responsible for all company operations, and all of sales and marketing activity for the Expedited LTL division. He became the President of Expedited LTL, the Company’s largest division, in January 2016 until moving into his current role as Chief Operating Officer, where he is responsible for all operations and sales/marketing for the Expedited LTL, Pool and Premium Truckload Service divisions. Before starting his career at the Company, Mr. Ruble served in various management roles at Roadway Package System, Inc. from 1986 to 1995. Mr. Ruble graduated from Wabash College majoring in Psychology.

George Mayes currently serves as Founder and Chief Executive Officer for LeanVue, LLC, which provides strategic analysis for global supply chain design and strategy development for managing complex global supply webs. From 2013 – 2015, Mr. Mayes was Chief Operating Officer for Diebold, Inc., a global leader in automated teller machine manufacturing and service. He was selected to serve as interim Chief Executive Officer in 2013. From 2005 – 2012, Mr. Mayes held leadership roles in global operations and supply chain management at Diebold. Prior to that role, he was Chief Operating Officer for Tinnerman Palnut Engineered Products, LLC. He also served as Vice President of Manufacturing for Stanley Fastening Systems. Mr. Mayes is currently a board member for Stoneridge, Inc. Mr. Mayes served in the United States Army from 1980 – 1985. He holds a bachelor’s degree in Engineering from the United States Military Academy at West Point.

Gil West served as Chief Operating Officer of Cruise, GM’s majority-owned autonomous vehicle subsidiary, from January 2021 to December 2023. Prior to this, Gil served in various leadership positions with Delta Air Lines beginning in March 2008, most recently as its Senior Executive Vice President and Chief Operating Officer, overseeing Delta’s worldwide operations. Prior to joining Delta, Gil served as President and Chief Executive Officer of Laidlaw Transit Services, a provider of transportation services. Gil currently serves on the Board of Directors of Virgin Galactic. He is also a member of the Brevard College Board of Trustees in North Carolina, serves on the Board of Directors for Wheels Up Partners and previously served on the Board of Directors for the American Cancer Society and was a member of its Executive Leadership Council. Gil holds a Bachelor of Science in Mechanical Engineering from North Carolina State University and a Master of Business Administration from National University.

Christopher Schmachtenberger serves as Timucuan’s President and Chief Investment Officer since 2011. He is involved in all phases of the firm’s research effort and investment process. Prior to joining Timucuan in November 1993, Mr. Schmachtenberger served as an investment analyst for an insurance company. He attended Stetson University where he earned a B.S. in Business Administration with emphasis on Finance and Investment. Mr. Schmachtenberger was awarded the Chartered Financial Analyst designation in 1997.

Item 7.01. Regulation FD Disclosure.

On February 7, 2024, the Company issued a press release announcing the appointment of Mr. Mayes as independent Chairman of the Board, Mr. Hance as Interim Chief Executive Officer, Mr. Ruble as President and the departure of Mr. Schmitt as Chairman, President and Chief Executive Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished with Items 5.02 and 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being furnished as part of this Report.

No.	Exhibit
99.1	Press Release, dated February 7, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION

Date: February 7, 2024	By:	/s/ Michael L. Hance
		Name:	Michael L. Hance
		Title:	Interim Chief Executive Officer, Chief Legal Officer and Secretary

EXHIBIT INDEX

No.	Exhibit
99.1	Press Release, dated February 7, 2024